UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 3, 2024

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

9070 S. Rita Road, Suite 1500, Tucson, Arizona	85747
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	AERG	OTCQB

Item 1.01 – Entry into a Material Definitive Agreement

On July 3, 2024, Applied Energetics, Inc. exercised its option to lease more than 5,000 square feet of additional space at the University of Arizona Tech Park to support the company’s investment in a new Battle Lab and laser manufacturing capacity to ensure it has the critical infrastructure in place to fulfill both current and possible future priority U.S. military programs. With this expansion, the Company will occupy approximately 26,000 sq. ft. of space at the Arizona Tech Park. The company took the option to lease this additional space under the June 7, 2023, amendment (the “2023 Amendment”) to its Lease Agreement with Campus Research Corporation, as Landlord.

The new space is a high bay, light industrial facility that is expected to host Applied Energetics’ Battle Lab to support laser system testing against relevant targets and emerging threats. The Battle Lab is expected to enable technology maturation and be the venue for customer and partner demonstrations under realistic and controlled conditions. The facility, as planned, will also provide the capability to manufacture, integrate, and test advanced lasers as Applied Energetics makes its anticipated transition of its technology to the next stage of its lifecycle.

As previously reported, the monthly base rent for the manufacturing space, is set as follows:

Rent Year	Monthly Base Rent
August 1, 2023 - July 31, 2024	$4,843.50
August 1, 2024 - July 31, 2025	$5,247.13
August 1, 2025 - July 31, 2026	$5,650.75
August 1, 2026 - July 31, 2027	$6,054.38
August 1, 2027 - July 31, 2028	$6,458.00

The 2023 Amendment also provides for a tenant improvement allowance for the additional space of up to approximately $129,000 upon completion of work and compliance with the requirements for receipt of any requested disbursements under the allowance.

On the date hereof, the company issued a press release announcing the exercise of the option and containing additional details with respect thereto. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 -- Exhibits

99.1	Press Release, dated as of July 8, 2024, titled “Applied Energetics Announces Expansion of its Facilities at University of Arizona Tech Park to Support New Battle Lab and Laser Manufacturing.”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.

By:	/s/ Gregory J. Quarles
Gregory J. Quarles, President and
Chief Executive Officer

Date: July 8, 2024

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